As filed with the Securities and Exchange Commission on July 18, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSETMARK FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-0774039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1655 Grant Street, 10th Floor

Concord, California 94520

(Address of Principal Executive Offices)

AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan

Stock Option Award Notice and Agreement as of July 17, 2019 with Charles G. Goldman

Stock Option Award Notice and Agreement as of July 17, 2019 with Jeremiah H. Chafkin

Stock Option Award Notice and Agreement as of July 17, 2019 with Natalie Grace Wolfsen

Stock Option Award Notice and Agreement as of July 17, 2019 with Michael Kim

Stock Option Award Notice and Agreement as of July 17, 2019 with Mukesh Mehta

Stock Option Award Notice and Agreement as of July 17, 2019 with Carrie E. Hansen

Stock Option Award Notice and Agreement as of July 17, 2019 with Gary G. Zyla

Stock Option Award Notice and Agreement as of July 17, 2019 with Ted F. Angus

Stock Option Award Notice and Agreement as of July 17, 2019 with Michael J. Abelson

Stock Option Award Notice and Agreement as of July 17, 2019 with Zoe Brunson

Stock Option Award Notice and Agreement as of July 17, 2019 with Matthew J. Matrisian

Stock Option Award Notice and Agreement as of July 17, 2019 with Jason Terrance Thomas

Stock Option Award Notice and Agreement as of July 17, 2019 with Gaurav Auditya

Stock Option Award Notice and Agreement as of July 17, 2019 with Tamara N. Bohlig

Stock Option Award Notice and Agreement as of July 17, 2019 with Cathleen M. Clauson

Stock Option Award Notice and Agreement as of July 17, 2019 with Davin A. Gibbins

Stock Option Award Notice and Agreement as of July 17, 2019 with John M. Hahn

Stock Option Award Notice and Agreement as of July 17, 2019 with Raygar Khailany

Stock Option Award Notice and Agreement as of July 17, 2019 with Joel David McNatt

Stock Option Award Notice and Agreement as of July 17, 2019 with Esi Minta-Jacobs

Stock Option Award Notice and Agreement as of July 17, 2019 with Bradford P. Wheeler

Stock Option Award Notice and Agreement as of July 17, 2019 with Vickie L. Edwards

Stock Option Award Notice and Agreement as of July 17, 2019 with Anthony N. Huynh

Stock Option Award Notice and Agreement as of July 17, 2019 with Thomas W. McCarthy IV

Stock Option Award Notice and Agreement as of July 17, 2019 with David A. Pologe

(Full Titles of the Plans)

Charles Goldman

President and Chief Executive Officer

AssetMark Financial Holdings, Inc.

1655 Grant Street, 10th Floor

Concord, California 94520

(Name and Address of Agent for Service)

(925) 521-2200

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Alan F. Denenberg

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Telephone: (650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (6)
Common Stock, $0.001 par value per share
— 2019 Equity Incentive Plan	4,887,691 (2)	$22.00 (4)	$107,529,202.00	$13,032.54
— Stock Option Award Notice and Agreement as of July 17, 2019 with Charles G. Goldman	284,605 (3)	$22.00 (5)	$6,261,310.00	$758.88
— Stock Option Award Notice and Agreement as of July 17, 2019 with Jeremiah H. Chafkin	62,095 (3)	$22.00 (5)	$1,366,090.00	$165.58
— Stock Option Award Notice and Agreement as of July 17, 2019 with Natalie Grace Wolfsen	62,095 (3)	$22.00 (5)	$1,366,090.00	$165.58
— Stock Option Award Notice and Agreement as of July 17, 2019 with Michael Kim	62,095 (3)	$22.00 (5)	$1,366,090.00	$165.58
— Stock Option Award Notice and Agreement as of July 17, 2019 with Mukesh Mehta	62,095 (3)	$22.00 (5)	$1,366,090.00	$165.58
— Stock Option Award Notice and Agreement as of July 17, 2019 with Carrie E. Hansen	62,095 (3)	$22.00 (5)	$1,366,090.00	$165.58
— Stock Option Award Notice and Agreement as of July 17, 2019 with Gary G. Zyla	62,095 (3)	$22.00 (5)	$1,366,090.00	$165.58
— Stock Option Award Notice and Agreement as of July 17, 2019 with Ted F. Angus	62,095 (3)	$22.00 (5)	$1,366,090.00	$165.58
— Stock Option Award Notice and Agreement as of July 17, 2019 with Michael J. Abelson	18,551 (3)	$22.00 (5)	$408,122.00	$49.47
— Stock Option Award Notice and Agreement as of July 17, 2019 with Zoe Brunson	12,758 (3)	$22.00 (5)	$280,676.00	$34.02
— Stock Option Award Notice and Agreement as of July 17, 2019 with Matthew J. Matrisian	12,758 (3)	$22.00 (5)	$280,676.00	$34.02
— Stock Option Award Notice and Agreement as of July 17, 2019 with Jason Terrance Thomas	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with Gaurav Auditya	12,758 (3)	$22.00 (5)	$280,676.00	$34.02
— Stock Option Award Notice and Agreement as of July 17, 2019 with Tamara N. Bohlig	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with Cathleen M. Clauson	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with Davin A. Gibbins	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with John M. Hahn	12,758 (3)	$22.00 (5)	$280,676.00	$34.02
— Stock Option Award Notice and Agreement as of July 17, 2019 with Raygar Khailany	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with Joel David McNatt	12,758 (3)	$22.00 (5)	$280,676.00	$34.02
— Stock Option Award Notice and Agreement as of July 17, 2019 with Esi Minta-Jacobs	12,758 (3)	$22.00 (5)	$280,676.00	$34.02
— Stock Option Award Notice and Agreement as of July 17, 2019 with Bradford P. Wheeler	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with Vickie L. Edwards	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with Anthony N. Huynh	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
— Stock Option Award Notice and Agreement as of July 17, 2019 with Thomas W. McCarthy IV	12,758 (3)	$22.00 (5)	$280,676.00	$34.02
— Stock Option Award Notice and Agreement as of July 17, 2019 with David A. Pologe	10,206 (3)	$22.00 (5)	$224,532.00	$27.22
Total	5,806,672		$127,746,784.00	$15,483.07

(1)

In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents 4,887,691 shares of Common Stock available for future issuance under the 2019 Equity Incentive Plan (the “2019 Plan”).
(3)	Represents the shares of Common Stock underlying the respective individual stock option award.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the initial public offering price per share of the Registrant’s common stock in its proposed initial public offering.

(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of such stock option.
(6)	Rounded up to the nearest cent.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the 2019 Plan, and the recipient of each option award as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)    The Registrant’s prospectus, dated July 17, 2019, filed with the SEC pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s Registration Statement on Form S-1 (Registration No. 333-232312), as originally filed by the Company on June 24, 2019, and subsequently amended;

(b)    All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Registration Statement on Form S-1 referred to in clause (a) above; and

(c)    The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38980), dated July 15, 2019, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article IX of the Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments that may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (1)

4.2*	Bylaws of the Registrant, as currently in effect

4.5	Form of common stock certificate of the Registrant (2)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Crowe LLP, independent registered certified public accounting firm

23.2*	Consent of KPMG LLP, independent registered certified public accounting firm

23.3*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Equity Incentive Plan, and forms of Restricted Stock Award Agreement and Restricted Stock Unit Agreement (3)

99.2	Form of Stock Option Award Notice and Agreement (pursuant to Instruction 2 to Item 601 of Regulation S-K, for each of the option awards designated in the fee table) (4)

*	Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on July 8, 2019 and incorporated herein by reference.
(2)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on July 8, 2019 and incorporated herein by reference.
(3)	Filed as Exhibit 10.10 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on July 10, 2019 and incorporated herein by reference.
(4)	Filed as Exhibit 10.11 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on July 10, 2019 and incorporated herein by reference.

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii)    To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, AssetMark Financial Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on the 18th day of July, 2019.

AssetMark Financial Holdings, Inc.

By:	/s/ Charles G. Goldman
Name:	Charles G. Goldman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Charles G. Goldman and Gary G. Zyla as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable AssetMark Financial Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles G. Goldman	President, Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2019
Charles G. Goldman

/s/ Gary G. Zyla	Chief Financial Officer (Principal Financial Officer)	July 18, 2019
Gary G. Zyla

/s/ John Hahn	Senior Vice President, Finance (Principal Accounting Officer)	July 18, 2019
John Hahn

/s/ Xiaodan Liu	Director, Chairman of the Board	July 18, 2019
Xiaodan Liu

/s/ Rohit Bhagat	Director	July 18, 2019
Rohit Bhagat

Signature	Title	Date

/s/ Patricia Guinn	Director	July 18, 2019
Patricia Guinn

/s/ Bryan Lin	Director	July 18, 2019
Bryan Lin

/s/ Ying Sun	Director	July 18, 2019
Ying Sun

/s/ Yi Zhou	Director	July 18, 2019
Yi Zhou